EXHIBIT 10.3



NOTE: THIS AGREEMENT CONTAINS CONFIDENTIAL & PROPRIETARY INFORMATION AND MAY NOT BE DISCLOSED WITHOUT THE CONSENT OF BOTH PARTIES OR AS REQUIRED BY LAW

                               GUARANTY AGREEMENT
                                     BETWEEN
                     THE EDUCATION RESOURCES INSTITUTE, INC.
                                       AND
                                  NAME OF BANK

         This Guaranty Agreement (this "Agreement") is made as of this day of , , by and between The Education Resources Institute, Inc. ("TERI"), a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws with its principal place of business at 31 St. James Avenue, 6th Floor, Boston, Massachusetts 02116, and NAME OF BANK, (the "LENDER"), a []organized under the laws of the []and having a place of business located []

         WHEREAS, TERI is in the business of providing financial assistance in the form of loan guaranties to and on behalf of students enrolled in programs of higher education and their parents at TERI-approved schools; and

         WHEREAS, the LENDER is willing to make Loans to eligible Borrowers under the Program, and TERI is willing to guaranty the payment of principal and interest against the Borrowers' default or certain other events as more fully described below, in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, TERI and the LENDER agree as follows:

SECTION 1: DEFINITIONS

As used in this Agreement the following terms shall have the following meanings:

1.1 "Borrower" shall mean the person, or all persons collectively, including all students, cosigners, coborrowers, guarantors, endorsers, and accommodation parties, who execute a Promissory Note individually or, in the case of multiple Borrowers, severally and jointly, for the purpose of obtaining funds from the LENDER under the Program.

1.2 "Custodian" shall mean U.S. Bank National Association, its successors and assigns, in its capacity as Bank under the Security Agreement of even date herewith and as Depository Institution under the Control Agreement of even date herewith (together, "Security Documents"), or a successor Bank or alternative Depository Institution appointed in accordance with the Security Documents.

1.3 "Due Diligence" shall mean the utilization by the LENDER of policies, practices




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         and procedures in the origination, servicing and collection of Loans that comply with the standards set forth in the Program Guidelines and that comply with the requirements of federal and state law and regulation.

1.4 "FMC" shall mean The First Marblehead Corporation, a Delaware corporation located at 800 Boylston St., 34th Floor, Boston, MA 02199.

1.5 "Guaranty Claim" shall mean a claim by the LENDER to TERI for a guaranty payment with respect to a Loan pursuant to Section 2.1 of this Agreement.

1.6 "Guaranty Event" shall mean any of the following events with respect to a Loan:

         a. failure of a Borrower to make monthly principal and/or interest payments on a Loan when due, provided such failure persists for a period of one hundred eighty (180) consecutive days,

         b. the filing of a petition in bankruptcy with respect to a Borrower, or

         c.       the death of a Borrower.

         For Loans on which the Borrower is two or more persons, none of the above, with the exception of paragraph b., shall be a Guaranty Event unless one or more such events shall have occurred with respect to all such persons. The foregoing notwithstanding, if a Borrower files a petition in bankruptcy pursuant to Chapter 7 of the U.S. Bankruptcy Code and does not seek a discharge of the affected Loan(s) under 11 U.S.C. ss.523(a)(8)(B) of the U.S. Bankruptcy Code, the LENDER at TERI's request will withdraw its guaranty claim unless or until one of the other Guaranty Events shall have occurred with respect thereto.

1.7 "Loan" shall mean a loan of funds, including all disbursements thereof, made by the LENDER to a Borrower under the Program.

1.8 "Note Purchase Agreement" means the agreement of that name between LENDER [OR WAREHOUSE] and FMC dated as of [DATE], as it may be amended from time to time.

1.9      "Program" shall mean the _____________________________________, as more fully described in the Program Guidelines.

1.10 "Program Guidelines" shall mean the [PROGRAM NAME] Program Guidelines attached hereto as Exhibit A, and all changes thereto as provided in
         Section 6 hereof. The Program Guidelines (a) consist of the Program Overview, the TERI Underwriting, Origination and Loan Term Guidelines, the Servicing Guidelines, and Program Borrower Documents (consisting of the forms of Promissory Note and Truth in Lending Disclosure) and (b) are hereby incorporated in this Agreement by reference and made a part hereof.



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1.11     "Promissory Note" shall mean a promissory note executed by a Borrower evidencing a Loan, in the form attached hereto as part of the Program Guidelines or as approved pursuant to Section 3.2 below.

1.12 "Securitization Transaction" shall mean and refer to (a) a purchase of Loans guaranteed hereunder by a special purpose entity ("SPE") formed by FMC, which purchase is funded through the issuance of debt instruments or other securities by such entity, the repayment of which is supported by payments on the Loans or (b) any other transaction whereby a Loan is transferred from the LENDER to FMC or one of its affiliates.

1.13     "Security Documents" shall have the meaning assigned to it in Section
         1.2.

SECTION 2: GUARANTY OF LOANS

2.1 TERI hereby guarantees to the LENDER, unconditionally except as set forth in Section 2.2 below, the payment of 100% of the principal of and accrued interest on every Loan as to which a Guaranty Event has occurred. "Accrued interest" shall mean interest accrued and unpaid to the date of payment in full by TERI of a Guaranty Claim, less any interest that shall have accrued after the filing of a Guaranty Claim but before TERI shall have received all the documentation necessary to process the Guaranty Claim as set forth in the Program Guidelines. TERI will use all reasonable efforts to make payment on its guaranty within sixty (60) days, and will in any event make payment within ninety (90) days, of receipt by TERI of a Guaranty Claim from the LENDER stating the name of the Borrower and the type of Guaranty Event that has occurred accompanied by the full claim documentation required in the Program Guidelines.

2.2      TERI's guaranty is conditioned upon the following:

         a. The LENDER must have filed its Guaranty Claim within the time period and following the procedures specified in the Program Guidelines.

         b. The LENDER and its predecessors in interest must at all times have exercised Due Diligence with respect to the Loan in question (or shall have cured any failure to exercise Due Diligence under the reinstatement provisions in Section 2.4 hereof and the Program Guidelines), and must have complied with all other requirements of the Program Guidelines applicable to the Loan.

         c. The LENDER shall have paid to TERI the Initial Guaranty Fee (as defined in Section 3.3.a. below) for the Loan in question, and shall have paid to the Custodian any Subsequent Guaranty Fee (as defined in Section 3.3.b. below) for the Loan in question which is due and payable as provided in Section 3.3.b. below.



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

         d. TERI must have received from the LENDER the original Promissory Note relating to the Loan in question, enforceable against the Borrower (except as provided in this Section 2.2.d., below), endorsed to TERI in such manner as to transfer to TERI all rights in and title to such Promissory Note, free and clear of all liens and encumbrances, and of all defenses, counterclaims, offsets, and rights of rescission that might be raised by the Borrower. Submission of a Guaranty Claim to TERI shall constitute the LENDER's certification that the conditions of 2.2.b. and 2.2.d. have been met, and TERI is entitled to rely on such certification.

                  Subsections 2.2.b. and 2.2.d. above notwithstanding, if a Loan that is the subject of a Guaranty Claim was originated by TERI on behalf of the LENDER pursuant to a Loan Origination Agreement between the parties, (i) TERI will not deny the LENDER's Guaranty Claim on such Loan if the sole basis for denial is a violation of the Program Guidelines or a violation of Massachusetts or federal law committed by TERI in the origination process, and (ii) TERI will have no recourse against the LENDER in the event that TERI's actions or omissions in the origination process shall have given rise to a successful defense in favor of the Borrower in a suit on the Promissory Note relating to such Loan.

2.3 TERI's guaranty obligation with respect to any Loan shall not be terminated or otherwise affected or impaired (i) by the LENDER's granting an extension of time to the Borrower to make scheduled payments, or by any other indulgence the LENDER may grant to the Borrower, provided that all extensions and other indulgences meet the forbearance standards and other requirements of the Program Guidelines; or, Section 2.2.d. above notwithstanding, (ii) because of any fraud in the execution of the Promissory Note relating to such Loan, (iii) because of any illegal or improper acts of the Borrower, or (iv) because the Borrower may be relieved of liability for such Loan due to lack of contractual capacity or any other statutory exemption.

2.4 TERI may deny the LENDER's Guaranty Claim on any Loan on the grounds of Due Diligence deficiencies. If TERI properly denies the LENDER's Guaranty Claim on any Loan on the grounds of Due Diligence deficiencies, the LENDER may thereafter require that TERI reinstate the guaranty of such Loan if (a) the LENDER corrects such deficiencies and receives four (4) consecutive full on-time monthly payments from the Borrower, according to any schedule permitted by the Program Guidelines, and if at the time of the LENDER's request the Borrower is within thirty (30) days of being current on all principal and interest payments on such Loan, or (b) the LENDER satisfies any other method of cure set forth in the Program Guidelines.

2.5 TERI's guaranty hereunder is a continuing and absolute guaranty of payment and not merely of collection, covering Loans made in accordance herewith either (i)




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         prior to termination of this Agreement, or (ii) based upon applications received by the LENDER prior to such termination; and such termination shall not affect TERI's obligations to the LENDER then existing, whether direct or indirect, absolute or contingent, then due or thereafter to become due.

2.6 TERI agrees not to exercise any right of subrogation, reimbursement, indemnity, contribution or the like against the Borrower of any Loan unless and until all of TERI's obligations to the LENDER under this Agreement with respect to such Loan have been satisfied in full, except to the extent that it is deemed a valid claimant as a contingent creditor, for example, under Title 11 of the United States Code (the "Bankruptcy Code"), or applicable state law.

2.7 TERI will permit the LENDER, any duly designated representative of the LENDER, or any governmental body having jurisdiction over the LENDER (subject to written notice being provided to TERI by the LENDER, identifying the requesting party and the date of the review), to examine and audit the books and records of TERI pertaining to the Loans, at any time during TERI's regular business hours, provided that in the case of examinations by the LENDER or its representative, absent good cause (i) TERI must be given ten (10) business days' prior written notice and, (ii) no more than one such audit may be conducted with respect to any twelve-month period or will take place in any twelve-month period. In no event will any audit be performed during July, August, September, or October in any year except at the request of a regulatory authority having jurisdiction over the LENDER.

2.8 TERI will indemnify the LENDER and hold it harmless from and against any loss, cost, damage or expense that the LENDER may suffer as a result of claims to the extent they arise out of TERI's actions or omissions relative to the LENDER's participation in the Program and do not arise out of the LENDER's actions or omissions. "Expense" includes, without limitation, the LENDER's reasonable attorney's fees. TERI will further indemnify the LENDER and hold it harmless from and against any claim brought against the LENDER by any Borrower based on actions or omissions of the LENDER that were mandated under the Program Guidelines.

2.9 Although the LENDER agrees not to use any loan servicer not approved by TERI, the LENDER acknowledges that TERI's approval of a servicer is in no way an endorsement of such servicer and that TERI shall have no liability to the LENDER for any losses arising from such servicer's failure to comply with Due Diligence or the Program Guidelines or applicable law, nor shall TERI be required to honor any claim submitted by such servicer if the claim does not comply with the requirements of this Agreement.



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

SECTION 3: OBLIGATIONS OF THE LENDER

3.1 In originating, servicing, disbursing, and collecting Loans, the LENDER will comply, and cause its servicer and others acting on its behalf to comply, at all times with all Program Guidelines (including Due Diligence requirements) and all applicable requirements of federal and state laws and regulations.

3.2 The LENDER will use Promissory Notes, Loan applications, disclosure statements, and other forms mutually agreeable to the parties. The forms of Promissory Notes, Loan applications and disclosure statement attached hereto as part of the Program Guidelines are agreed to be satisfactory to both parties. Without limiting the generality of Sections 3.1 and 4.1, the LENDER warrants the conformity of such instruments and any agreed successors thereto with all applicable legal requirements, other than those of federal and Massachusetts laws and regulations, and TERI warrants their conformity with Massachusetts and federal laws. In addition, upon TERI's request, the LENDER will submit to TERI sample copies of promotional and marketing materials used in connection with the Program. No such delivery of materials shall constitute or be construed as a representation or warranty by TERI that such materials comply with applicable law or with the LENDER's obligations under this Agreement, and no such delivery shall excuse the LENDER's performance of any of its obligations under this Agreement.

3.3 The LENDER will pay a guaranty fee for each Loan (the "Guaranty Fee") as follows:

         a. At the time of each disbursement of the Loan, the LENDER will promptly remit to TERI __________ percent (_____%) of the principal amount of the Loan disbursed (the "Initial Guaranty Fee").

         b. At such times as are set forth in Schedule 3.3 attached hereto and incorporated herein by reference, such additional fees as are set forth in the fifth and sixth columns of Schedule 3.3 ("Subsequent Guaranty Fee").

                  i. If the terms of Schedule 3.3 call for any Guaranty Fees to be paid concurrent with the Securitization Transaction, the LENDER shall pay such fees directly (and be reimbursed in the Securitization Transaction to the extent provided in the Note Purchase Agreement).

                  ii. In the event that a Guaranty Claim is made with respect to a Loan before a Subsequent Guaranty Fee is scheduled to be paid by the LENDER for such Loan, the Subsequent Guaranty Fee shall become immediately due and payable.


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

                  iii. In the event that a loan is prepaid in full prior to the date that a Subsequent Guaranty Fee is scheduled to be paid by the LENDER for such Loan, the Subsequent Guaranty Fee shall nevertheless become due and payable at the time that would have applied if such prepayment had not occurred. For example, if a Subsequent Guaranty Fee is due at the time of a Securitization Transaction and a Loan is prepaid before it is eligible for Securitization, then the Subsequent Guaranty Fee with respect to such Loan shall become due at the first Securitization Transaction in which such Loan would have been eligible for inclusion, had prepayment not occurred.

                  iv. In the event that FMC fails to purchase any Loan under the Note Purchase Agreement, and the LENDER sells such Loan to a third party, the Guaranty Fees due with respect to such loan at the time of a Securitization Transaction will instead be paid by the LENDER at the time the loan is sold to the third party.

                  v. In the event FMC has no further right or obligation under the Note Purchase Agreement to purchase a Loan in a Securitization Transaction, the LENDER shall pay all Subsequent Guaranty Fees that are due to be paid at the time of securitization as set forth in
                           Schedule 3.3. Such fees shall be payable (A) with respect to any Loan already funded, within thirty
                           (30) days after presentation of an invoice by TERI to the Lender, and (B) with respect to Loans funded after the date of such invoice, at the time of disbursement.

                  vi. In the event that the LENDER fails to sell any Loan to FMC because the LENDER has breached the Note Purchase Agreement, the LENDER shall pay all Subsequent Guaranty Fees that are due to be paid at the time of securitization as set forth in Schedule
                           3.3. Such fees shall be payable directly to TERI and shall not be subject to the Security Documents.

         c. Failure to remit any Guaranty Fee within thirty (30) days of the time set forth above will not affect the validity of the guaranty for any Loan for which the Guaranty Fee has already been paid in full, but, as a result, TERI will have the right, at its discretion to (i) void its obligation to guarantee or collect the Loan to which such Guaranty Fee relates or (ii) collect the amount of any such Guaranty Fee and to add interest at the rate of ________ percent (_____%) per annum from the disbursement date of the Loan to which such Guaranty Fee relates, plus any costs (including attorneys' fees and expenses) incurred by TERI in collecting or attempting to collect such Guaranty Fee from the LENDER.



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

         d. Anything in the Program Guidelines to the contrary notwithstanding, if the LENDER is required under the terms of a Promissory Note to refund all or part of the Guaranty Fees identified above to a Borrower, TERI will refund all or part of the Initial Guaranty Fee it has received and the Custodian will refund all or part of any Subsequent Guaranty Fee it has received (in each case related to the refund to such Borrower) to the LENDER upon being so advised by the LENDER in writing.

3.4 If TERI shall have purchased a Loan pursuant to Section 2.1 above, the LENDER will promptly repurchase such Loan upon request from TERI if (i) TERI succeeds, after purchasing, in obtaining from the Borrower three full consecutive on-time monthly payments, according to any schedule permitted by the Program Guidelines, provided that on the date of TERI's notice to repurchase, the Borrower is within thirty (30) days of being current on his or her payments on such Loan, and provided further that this repurchase obligation may be invoked by TERI only once as to any Loan (in which case, the Loan shall be considered "rehabilitated"); or (ii) if TERI should determine that the Loan does not meet the conditions set forth in subsections b., c. and d. of Section 2.2 above. With respect to the repurchase of any Guaranteed Loan pursuant to this
         Section 3.4, the repurchase price shall be equal to (1) the remaining unpaid principal balance of such Loan, plus (2) any accrued and unpaid interest thereon.

3.5 To the extent permitted by applicable law, the LENDER will (i) deliver to TERI such reports, documents, and other information concerning the Loans as TERI may reasonably require, and (ii) permit independent auditors, authorized representatives of TERI and governmental agencies, if any, having regulatory authority over TERI, to have access to the operational and financial records and procedures directly applicable to Loans and to the LENDER's participation in the Program. LENDER will cause its loan servicer to deliver to TERI such reports, documents, and other detailed information concerning each Loan as TERI may reasonably require. [LENDER shall provide a monthly report containing the information set forth on Exhibit B hereto at LENDER's expense]; TERI shall arrange directly with the loan servicer to receive the report. Any other reporting or information shall be provided upon TERI's agreement to reimburse LENDER for its incremental cost of such report.

3.6 If the LENDER should violate any term of this Agreement, it will be liable to TERI for all loss, cost, damage or expense sustained by TERI as a result. The LENDER will indemnify TERI and hold it harmless from and against all loss, cost, damage or expense that TERI may suffer as a result of claims to the extent they arise out of the LENDER's actions or omissions relative to the LENDER's participation in the Program unless such actions or omissions are specifically required by this Agreement, and do not arise out of TERI's actions or omissions. The LENDER will similarly indemnify TERI with respect to any defenses arising from the LENDER's violation of or failure to comply with any law, regulation or order, or any term of this Agreement, that may be raised by a Borrower to any suit




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

         upon a Promissory Note. "Expense" includes, without limitation, TERI's reasonable attorney's fees.

SECTION 4: REPRESENTATIONS AND WARRANTIES

4.1 Each party represents and warrants to the other that its execution, delivery and performance of this Agreement are within its power and authority, have been authorized by proper proceedings, and do not and will not contravene any provision of law or such party's organizational documents or by-laws or contravene any provision of, or constitute an event of default or an event which, with the lapse of time or with the giving of notice or both, would constitute an event of default, under any other agreement, instrument or undertaking by which such party is bound. Each party represents and warrants that it has and will maintain in full force and effect all licenses required under applicable state, federal, local or other law for the conduct of all activities contemplated by this Agreement and comply with all requirements of such applicable law relative to its licenses and the conduct of all activities contemplated by this Agreement. This Agreement and all of its terms and provisions are and shall remain the legal and binding obligation of the parties, enforceable in accordance with its terms subject to bankruptcy and insolvency laws. The warranties given herein shall survive any termination of this Agreement.

4.2 The parties acknowledge that TERI is not an insurer or reinsurer and the LENDER expressly waives all claims it might otherwise have under applicable law were TERI to be held by any court or regulatory agency to be acting as an insurer or reinsurer hereunder. The only obligations of TERI to the LENDER shall be those expressly set forth herein.

SECTION 5: MISCELLANEOUS

5.1 Neither party is or will hold itself out to be the agent, partner, or joint venturer of the other party with regard to any transaction under or pursuant to this Agreement.

5.2 Each party's respective rights, remedies, powers, privileges, and discretions ("Rights and Remedies") shall be cumulative and not exclusive. No delay or omission by either party in exercising or enforcing any of its Rights and Remedies shall operate as to constitute a waiver of them. No waiver by a party of any default under this Agreement shall operate as a waiver of any subsequent or other default under this Agreement. No single or partial exercise by a party of any of its Rights and Remedies shall preclude the other of further exercise of such Rights and Remedies. No waiver or modification by a party of the Rights and Remedies on any one occasion shall be deemed a continuing waiver. A party may exercise its various Rights and Remedies at such time or times and in such order of preference as it in its sole discretion may determine. In no event will either party be liable to the other for special, incidental, or consequential damages, including but not limited to lost profits, even if advised in advance of the possibility of the


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         same, or for punitive or exemplary damages, provided that such exclusions shall not apply to the indemnification against an award of such damages pursuant to a third party claim.

5.3 This Agreement (including the Program Guidelines and all exhibits and schedules hereto), together with (i) the Security Documents and (ii) the Loan Origination Agreement, of even date herewith, between TERI and the LENDER ((i) and (ii) together, the "Ancillary Agreements"), represents the entire understanding of the parties with respect to the subject matter hereof. This Agreement, together with any contemporaneous contract concerning credit analysis and the Ancillary Agreements, supersedes all prior communications whatsoever between the parties relative in any way to Loans or the LENDER's participation in the Program. This Agreement may be modified only by written agreement of the parties hereto, except as may otherwise be set forth herein.

5.4 Any determination that any provision of this Agreement is invalid, illegal, or unenforceable in any respect shall not affect the validity, legality, or enforceability of such provision in any other instance and shall not affect the validity, legality, or enforceability of any other provision of this Agreement.

5.5 Each of the parties will timely implement, if it has not already, and will maintain, a reasonable disaster recovery plan. Subject to the foregoing, no party hereto shall be responsible for, or in breach of this Agreement if it is unable to perform as a result of delays or failures due to any cause beyond its control, howsoever arising, and not due to its own act or negligence and that cannot be overcome by the exercise of due diligence. Such causes shall include, but not be limited to, labor disturbances, riots, fires, earthquakes, floods, storms, lightning, epidemics, wars, hostilities, terrorist acts, civil disorder, expropriation or confiscation of property, failure or delay by carriers, interference by civil and military authorities whether by legal proceeding or in fact and whether purporting to act under some constitution, decree, law or otherwise, acts of God and perils of the sea.

5.6 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws provisions thereof.

5.7 This Agreement will be binding on the parties' respective successors and assigns. Except as otherwise set forth in this Section 5.7, this Agreement may not be assigned by either party without the other's written consent.

         a. The LENDER may, without TERI's consent, assign any Loan, together with the provisions hereof as applicable to such Loan, to another entity participating in the Program, or to an SPE formed by the LENDER, in each case upon written notice to TERI.



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         b.       TERI specifically acknowledges that FMC or an SPE sponsored by
                  FMC is expected to purchase some or all of the Loans, and this Agreement shall inure to the benefit of FMC or any such SPE upon such purchase. No notice of such purchase or consent to the assignment of the LENDER's rights under this Agreement in connection with a purchase of some or all of the Loans by FMC or any SPE sponsored by FMC shall be necessary.

         c. In assigning any Loan and its rights under this Agreement relating to such Loan in accordance with Section 5.7(a), (i) the LENDER's written notice to TERI must be made within thirty
                  (30) days after said assignment and must identify each Loan to which such assignment relates, and (ii) TERI will fully cooperate with any Securitization Transaction or other sale of a portfolio of Loans, provided it is given thirty (30) days advance written notice of the date that information or documents are required of it and provided that its reasonable legal fees and other expenses incurred in connection with such transaction are reimbursed by the seller of such Loans.

         d. Except for any assignment hereunder to FMC or any SPE sponsored by FMC in connection with a purchase of Loans as described in subsection b. above, no assignment of Loans or the LENDER's rights hereunder without TERI's express written consent shall release the LENDER from any liability to TERI under this Agreement arising out of the LENDER's ownership of such Loans (whether arising prior to, as a result of or after the sale of such Loans by the LENDER) including, without limitation, the LENDER's obligation to pay any unpaid Guaranty Fees and to repurchase Loans pursuant to Section 3.4.

         e. The Lender acknowledges that TERI has outsourced or subcontracted some or all of its administrative functions, including but not limited to the processing of guarantee claims, to First Marblehead Education Resources, Inc. In addition, the Lender acknowledges that TERI has subcontracted and may hereafter subcontract any administrative obligations necessary or convenient to TERI to perform its obligations hereunder, and that such subcontracts do not and shall not require the consent of the LENDER. Such outsourcing or subcontracting shall not relieve TERI of its obligations under this Agreement.

5.8 Notice for any purpose hereunder may be given by any means requiring receipt signature, or by facsimile transmission confirmed by first class mail. In the case of TERI, notices should be sent to its President, and if by fax, to (617) 451-9425. In the case of the LENDER, notices should be sent to its , and if by fax, to . Either party may from time to time change the person, address or fax number for notice purposes by formal notice to the other party.

5.9 [For the [PROGRAM NAME], TERI has established a system of risk-based pricing based on tiered guaranty fees and/or tiered interest rates that correspond to the actual risk of lending to borrowers with lesser creditworthiness ("Risk-Based

         Pricing") The Risk-Based Pricing system is set forth in the Program Guidelines attached hereto. TERI bases Risk-Based Pricing upon the projected net cost of defaults, which TERI believes provides business justification for the pricing levels set forth in the Risk-Based Pricing it has offered to LENDER. Any representation or warranty of compliance with federal or state law made by TERI in this Guaranty Agreement, or the Loan Origination Agreement between the parties of same date, that may relate to Risk-Based Pricing does not extend beyond the pricing actually included in the Program Guidelines attached hereto.]

SECTION 6: CHANGES TO PROGRAM GUIDELINES

The parties agree that the Program Guidelines will need to be updated and modified from time to time to respond to changed conditions. The parties intend to make such modifications in a manner that does not interfere with the ordinary advertising and origination cycle for education loans. Amendments necessary to meet state or federal regulatory requirements may be made at any time. With respect to all other changes, the parties shall exchange requests for modification of the Program Guidelines, including without limitation any requested changes to the provisions of the Program Guidelines concerning the Guaranty Fees, in the first part of the first calendar quarter of each year. Each party shall respond in writing to proposals from the other within thirty
(30) days, and both parties will attempt to resolve any differences within thirty (30) days after receiving a response to a request. All modifications must be mutually acceptable. Any modifications approved by the parties and not requiring system adjustments by the LENDER's loan servicer shall take effect within thirty (30) days after approval. Modifications requiring system adjustments by the LENDER's loan servicer shall take effect as soon after approval as such servicer shall be able to adjust its systems to accept loans made on the modified terms, and the LENDER agrees to take such actions as are reasonably necessary to ensure that such servicer adjusts its systems as promptly as practicable. The parties shall use their best efforts to conclude all negotiations of proposed changes prior to May 1 of each year. The foregoing process shall not apply to modification of the Servicing Guidelines, which are subject to the modification process contained therein.

SECTION 7: TERM AND TERMINATION

7.1 The initial term of this Agreement shall commence on[______], and shall continue until the first anniversary of such date. Thereafter, this Agreement shall automatically renew for successive one-year terms unless either party provides written notice of non-renewal and termination not less than ninety (90) days prior to the end of the then-current term.

7.2 In the event that the parties are unable to agree on a proposed modification to the Program Guidelines as provided in Section 6, above, the party proposing the modification shall have the option of terminating this Agreement effective immediately upon written notice of termination to the other party, provided that the party desiring to exercise this option to terminate does so within thirty (30) days of the end of the thirty (30) day period provided in Section 6 for the resolution of any differences.

7.3 To the extent permitted by applicable law, if either party should become subject to bankruptcy, receivership, or other proceedings affecting the rights of its creditors generally, the party becoming subject to such proceedings will promptly notify the other party thereof, and this Agreement will be deemed terminated immediately upon the initiation of such proceedings without the need of notice to the other party.

7.4 Termination shall be prospective only and shall not affect the obligations of the parties hereto which were incurred prior to such termination or any of the warranties and indemnities contained herein or the provisions of Section 8 below (regarding confidentiality). Not less than thirty (30) days prior to the effective date of termination, TERI may, by additional notice to the Lender, terminate its obligation to assume the guaranty of all or any subset of otherwise qualifying Loans as to which a commitment to lend is made after the Lender's receipt of such additional notice. In the absence of such additional notice TERI will, subject to the terms and conditions of this Agreement, assume the guaranty of all Loans as to which a commitment to lend is made prior to the effective date of termination. In the event this Agreement terminates or expires and only one disbursement of a multi-disbursement loan has been made prior to that date, the other disbursement will also be guaranteed pursuant to the terms of this Agreement.

SECTION 8: CONFIDENTIALITY; RESTRICTIONS ON USE OF INFORMATION

8.1 During the course of negotiating this Agreement and hereafter during the pendency of this Agreement, the parties from time to time may have revealed or may hereafter reveal to each other certain information concerning their respective business plans, business methods, financial data and projections, and/or information that is not generally known in the student loan industry, including, without limitation, the terms and conditions of this Agreement. All the foregoing is referred to herein as "Confidential Information." In TERI's case, its Confidential Information also includes, but is not limited to, information concerning the operation of its telephone and on-line loan applications procedures, and its online credit scoring system. Each party will use reasonable efforts to preserve the confidentiality of Confidential Information contained herein or disclosed to it by the other party, such efforts to be not less vigilant than those that such party uses to protect its own proprietary information. The foregoing is subject to the following qualifications:

         a. No party will be so bound with respect to information that is or becomes public knowledge in the student loan industry (but if it does so through any fault of such party that fault will be considered a material breach of this Agreement);

         b. No party will be so bound with respect to information that is now or hereafter comes into its possession by its own documented independent efforts or from a third party who, so far as the recipient party has reason to believe, is under no comparable restriction with respect to such information;

         c. Either party may disclose Confidential Information to its attorneys, auditors, agents, and consultants who are bound to maintain the confidentiality of such information;

         d. Either party may disclose Confidential Information in the context of any regulatory review of its operations or as compelled by law, regulation, or court order, provided that in the context of a court order the party required to disclose will (i) give the other party prompt written notice upon learning of the requirement so that the other party may take appropriate action to prevent or limit the disclosure, (ii) consult with the other party and use all reasonable efforts to agree on the nature, form, timing and content of the disclosure, (iii) except as otherwise agreed under (ii), disclose no more than its counsel advises is legally required, and (iv) inform the Court and all counsel concerned that such information is and should be treated as confidential information of the other party; and

         e. Information concerning Loans and Borrowers that comes into TERI's possession shall not be considered Confidential Information of the Lender.

         f. Without limiting the foregoing, TERI may disclose any of the LENDER's Confidential Information to any entity to which TERI subcontracts its obligations under this Agreement pursuant to
                  Section 5.7(e) hereof.

8.2 In accordance with the provisions of Title V of the Gramm-Leach-Bliley Act (the "GLB Act") and Federal Reserve Board Regulation P ("Regulation P"), TERI agrees, as a financial institution subject to Regulation P, to respect and protect the security and confidentiality of any "nonpublic personal information" (as defined in the GLB Act and Regulation P) relating to applicants for Loans and to Borrowers, including, where applicable, the restrictions on the re-use and disclosure of such information set forth in the GLB Act and Regulation P.

8.3 Without limiting the foregoing, TERI may retain as its own property and use for any lawful purpose any or all aggregated or de-identified data concerning Loan applicants and Borrowers, which does not include the name, address or social security number of the Loan applicants or Borrowers. TERI may sell, assign, transfer or disclose such information to third parties including, without limitation, FMC, who may also use such information for any lawful purpose.


[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, TERI and the LENDER have caused this Agreement to be executed by their duly authorized officers under seal as of the day and year indicated above.

THE EDUCATION RESOURCES                    NAME OF BANK
INSTITUTE, INC.

By:_________________________________       By:_________________________________
Print Name:_________________________       Print Name:_________________________
Title:______________________________       Title:______________________________

                                TABLE OF EXHIBITS

Exhibit A - Program Guidelines for [NAME OF PROGRAM]

Exhibit B - Servicer Data Requirements

Schedule 3.3 - Guaranty Fee Amounts

                                    EXHIBIT B
                           SERVICER DATA REQUIREMENTS

         For Loans Serviced at the Pennsylvania Higher Education Assistance
         Agency: Reports MR-50 and MR-53 or reports containing at least the following information:

1.       DATA TO BE PROVIDED ON A MONTHLY BASIS AT MONTH END.
2. DATA IS AT THE LOAN RECORD LEVEL. IN OTHER WORDS, A BORROWER WITH MORE THAN ONE LOAN HAS MORE THAN ONE ENTRY
3.       DATA TO BE PROVIDED EITHER ON TAPE, CD-ROM OR BY ELECTRONIC MEANS


       FIELD NAME                       FIELD DESCRIPTION                           FORMAT             LENGTH / SPECIAL FORMAT
        BOR_SSN                  Borrower Social Security Number                    Number                        9
         BOR_LN                         Borrower Last Name                           Text                         25
         BOR_FN                        Borrower First Name                           Text                         15
         BOR_ST                    State Of Borrower Residence                       Text                         2
        SEQ_NUM                    Unique Loan Sequence Number                      Number                        15
        STU_SSN                   Student Social Security Number                    Number                        9
        COS_SSN                  Cosigner Social Security Number                    Number                        9
        LON_TYP                         Loan Program Type                            Text                         8
         B_SCR                        Borrower Credit Score                         Number                        3
         S_SCR                         Student Credit Score                         Number                        3
         C_SCR                       Co-Borrower Credit Score                       Number                        3
        PROG_TIR                Loan Program Tier (if applicable)                    Text                         3
        SCL_COD                      Original School DOE Code                        Text                         8
        SCL_TYP              Original School Type (4 yr., 5 yr, etc.)                Text                         50
         SCL_ST                     State Where School Located                       Text                         2
        LEND_COD                         Lender DOE Code                             Text                         8
        TERM_BEG                      Loan Period Start Date                         Date                  10 (mm/dd/yyyy)
        TERM_END                       Loan Period End Date                          Date                  10 (mm/dd/yyyy)
        INT_RATE                      Current Interest Rate                    Number (Percent)               6 (99.999)
        NOTE_DAT                     Date of Promissory Note                         Date                  10 (mm/dd/yyyy)
        DISB_AMT                      Total Amount Disbursed                        Number                  9 (999999.99)
        ORIG_PRI                    Original Principal Amount                       Number                  9 (999999.99)
        GFE_DISP               Total Guarantee Fee at Disbursemnet             Number (Percent)               6 (99.999)
        GFE_DISD               Total Guarantee Fee at Disbursemnet                  Number                  9 (999999.99)
        GFE_REPP                 Total Guarantee Fee at Repayment              Number (Percent)               6 (99.999)
        GFE_REPD                 Total Guarantee Fee at Repayment                   Number                  9 (999999.99)
        GFEE_LOL                Total Guarantee Fee - Life of Loan             Number (Percent)               6 (99.999)
        GFEE_PAY           Life of Loan Guarantee Fee Payment Frequency              Text                    W = Weekly
                                                                                                             Q = Quarterly
                                                                                                             A = Annually
        CURR_PRI               Current Outstanding Principal Amount                 Number                  9 (999999.99)
        CURR_INT               Current Outstanding Interest Amount                  Number                  9 (999999.99)


        CAP_AMT                    Total Amount Capped Interest                     Number                  9 (999999.99)
        FULL_DIS                 Fully Disbursed Indicator (Y/N)                     Text                         1
        DISB1_DT                    Date of First Disbursement                       Date                  10 (mm/dd/yyyy)
        DISB1_AM                   Amount of First Disbursement                     Number                  9 (999999.99)
        LAST_DIS                    Date of Last Disbursement                        Date                  10 (mm/dd/yyyy)
        LAST_AM                    Amount of Last Disbursement                      Number                  9 (999999.99)
        CURR_OWN                 Current Owner of Loan (DOE Code)                    Text                         8
        REPAY_ST                       Repayment Start Date                          Date                  10 (mm/dd/yyyy)
        EXP_POFF                       Expected Payoff Date                          Date                  10 (mm/dd/yyyy)
        INI_TERM                 Initial Disclosed Repayment Term                   Number                        3
        REM_TERM                     Remaining Repayment Term                       Number                        3
        LAST_ENR                    Last Known Enrollment Date                       Date                  10 (mm/dd/yyyy)
        GRAD_DAT                        Expected Grad Date                           Date                  10 (mm/dd/yyyy)
        GRAC_ST                      Grace Period Start Date                         Date                  10 (mm/dd/yyyy)
        GRAC_END                      Grace Period End Date                          Date                  10 (mm/dd/yyyy)
         DEF_ST                        Deferment Start Date                          Date                  10 (mm/dd/yyyy)
        DEF_END                         Deferment End Date                           Date                  10 (mm/dd/yyyy)
        DEF_TYP                           Deferment Type                             Text                  10 (mm/dd/yyyy)
         FOR_ST                       Forbearance Start Date                         Date                  10 (mm/dd/yyyy)
        FOR_END                        Forbearance End Date                          Date                  10 (mm/dd/yyyy)
        FOR_TYP                          Forbearance Type                            Text                         50
        SCH_PMT                  Amount of Next Scheduled Payment                   Number                  9 (999999.99)
        LAST_PRI                    Last Principal Payment Amt                      Number                  9 (999999.99)
        LAST_INT                    Last Interest Payment Amt                       Number                  9 (999999.99)
        LAST_DAT                        Last Payment Date                            Date                  10 (mm/dd/yyyy)
        ZERO_IND                       Zero Balance Reason                           Text                         50
       DAYS_DELQ                Number of Days Account Delinquent                   Number                        3
        DELQ_AMT                      Amount of Delinquency                         Number                  9 (999999.99)
        PRE_CL_A                   Pre-Claims Placement Amount                      Number                  9 (999999.99)
        PRE_CL_D                    Pre-Claims Placement Date                        Date                  10 (mm/dd/yyyy)
        CLM_AMT                       Claim Placement Amount                        Number                  9 (999999.99)
         CLM_DT                        Claim Placement Date                          Date                  10 (mm/dd/yyyy)
        CLM_PAYD                        Claim Payment Date                           Date                  10 (mm/dd/yyyy)
        CLM_PAYA                       Claim Payment Amount                         Number                  9 (999999.99)
        CLM_REJD                        Claim Reject Date                            Date                  10 (mm/dd/yyyy)
        DELQ_30                 Number of Times Delinquent 30 Days                  Number                     3 (999)
        DELQ_60                 Number of Times Delinquent 60 Days                  Number                     3 (999)
        DELQ_90                 Number of Times Delinquent 90 Days                  Number                     3 (999)
        DELQ_120               Number of Times Delinquent 120 Days                  Number                     3 (999)
        DELQ_150               Number of Times Delinquent 150 Days                  Number                     3 (999)
        DELQ_180               Number of Times Delinquent 180 Days                  Number                     3 (999)
       SALE_PRIN             Amount of Principal Sold (if applicable)               Number                  9 (999999.99)
        SALE_INT             Amount of Interest Sold (if applicable)                Number                  9 (999999.99)
        SALE_DAT                Date of Loan Sale (if applicable)                    Date                  10 (mm/dd/yyyy)


        BOND_ISS               Purchaser Bond Issue (if applicable)                  Text                         8
        RPT_DATE                          Date Of Report                             Date                  10 (mm/dd/yyyy)
        ORIG_REF                   Originator Reference Number                       Text                         15
        GUAR_REF                    Guarantor Reference Number                       Text                         15